                             [PRANDIUM LETTERHEAD]



                                                               November 7, 2001
MacKay Shields Financial Corporation
9 West 57th Street
New York, New York  10019
Attention:  Don E. Morgan, CFA


                           Re: Prandium Restructuring
                               ----------------------

Gentlemen:

          Reference is made (i) to that certain Note Agreement, dated as of August 12, 1997, by and between FRI-MRD Corporation (the "Company") and each
                                                          -------
Purchaser of the 15% Senior Discount Notes (the "Senior Discount Notes") of the
                                                 ---------------------
Company due January 24, 2002, as amended, and (ii) to that certain Note Agreement, dated as of June 9, 1998, between the Company and each Purchaser of the 14% Senior Secured Discount Notes (the "Senior Secured Discount Notes,"
                                            -----------------------------
together with the Senior Discount Notes, the "Notes") of the Company due January
                                              -----
24, 2002, as amended (together, the "Note Agreements").  Capitalized terms used
                                     ---------------
herein and not otherwise defined have the meanings ascribed to them in the Note Agreements.

          This letter agreement (this "Letter of Intent") confirms our mutual
                                       ----------------
intentions regarding restructuring (the "Restructuring") the capital structure
                                         -------------
of the Company and Prandium, Inc. ("Prandium") for the purpose of restructuring
                                    --------
the indebtedness of the Company to the Majority Holders under the Notes on the terms set forth on the term sheet attached hereto as Exhibit A (the "Term
                                                                     ----
Sheet"). This Letter of Intent and the Term Sheet set forth the terms of our
-----
mutual understanding and will serve as the basis for definitive agreements related to the Restructuring (collectively, the "Definitive Agreements") to be
                                                 ---------------------
negotiated in good faith by the parties.

1.   Definitive Agreements.  The parties will in good faith use their best
     ---------------------
     efforts to implement the Restructuring contemplated by the Term Sheet. However, each party acknowledges that the terms described on the Term Sheet only constitute a statement of our mutual intentions with respect to the terms of the Restructuring and acknowledge that the Term Sheet does not contain all matters upon which agreement must be reached in order to consummate a Restructuring and, therefore, this Letter of Intent and the Term Sheet do not constitute a binding commitment with respect to the Restructuring itself.

2.   Representations and Warranties.
     ------------------------------
    (a)  MacKay Shields Financial Corporation ("MacKay") represents and warrants
                                                ------
         that it is the representative of a majority of the Purchasers (the "Majority Holders") of each of (i) the issued and outstanding Senior
          ----------------
         Discount Notes and (ii) the issued and outstanding Senior Secured Discount Notes and that it is agreeing to the matters set forth herein on their behalf. Further, MacKay represents and warrants that it (i) has the requisite authority to execute and deliver this Letter of Intent and to perform its obligations hereunder; (ii) the execution and delivery of this Letter of Intent and the performance by it of its obligations hereunder have been duly authorized by its governing body, and no other proceedings on its part are necessary for the execution and delivery of this Letter of Intent and the performance of its obligations provided for herein; and
         (iii) this Letter of Intent has been duly executed and delivered by it, and assuming this Letter of Intent is a binding obligation of the other parties, this Letter of Intent constitutes a valid and binding obligation of it enforceable against it in accordance with its terms.

    (b) Each of Prandium and the Company represents and warrants, jointly and severally, that (i) it has the requisite authority to execute and deliver this Letter of Intent and to perform its obligations hereunder;
         (ii) the execution and delivery of this Letter of Intent and the performance by it of its obligations hereunder have been duly authorized by its governing body, and no other proceedings on its part are necessary for the execution and delivery of this Letter of Intent and the performance of its obligations provided for herein; and (iii) this Letter of Intent has been duly executed and delivered by it, and assuming this Letter of Intent is a binding obligation of the other parties, this Letter of Intent constitutes a valid and binding obligation of it enforceable against it in accordance with its terms.

3.   Standstill Agreement.  MacKay hereby agrees to refrain from taking any
     --------------------
     enforcement action under the Notes or the Note Agreements as long as (i) Prandium and the Company are in compliance with the terms of the Letter of Intent and Term Sheet, (ii) since the date of this Letter of Intent, neither Prandium nor the Company has suffered a material adverse change and
     (iii) other than as specifically contemplated by this Letter of Intent and Term Sheet, each of Prandium and the Company are being operated in the ordinary course consistent with prior practice.

4.   Confidentiality.  The letter agreement, dated as of February 15, 2001, by
     ---------------
     and among the parties hereto shall remain in full force and effect notwithstanding the execution and delivery of this Letter of Intent.

5.   Effect of Agreement.  Each of the parties hereto acknowledges that this
     -------------------
     Letter of Intent specifies our agreement regarding the material terms and conditions to our respective obligations to proceed in good faith to consummate a restructuring. However, the parties further acknowledge that the Term Sheet is an expression of intent only and is not legally binding upon any of the parties hereto. Furthermore, the parties agree that the implementation of the Hamlet Sale Procedure (as defined in the Term Sheet) shall begin immediately upon execution of this Letter of Intent.

6.   Governing Law.  The Note Agreements and the notes are governed by, and
     -------------
     construed in accordance with, the laws of the State of New York. Accordingly, the parties to this Letter of Intent hereby acknowledge and agree that this Letter of Intent is also governed by New York law. Furthermore, in order to avoid any confusion or misunderstanding, each of us also agrees that this Letter of Intent may only be amended in writing.

7.   Assignment and Transfer of Notes.  This Agreement shall be binding upon and
     --------------------------------
     inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided herein, this Letter of Intent shall not be assignable by any party hereto without the prior written consent of the other party hereto. On behalf of the Majority Purchasers, MacKay agrees that prior to any sale of the Notes to any party other than a Majority Purchaser and as a condition thereto, each Majority Purchaser shall cause any such transferee to agree in writing to be bound by the terms and conditions of this Letter of Intent.

8.   Third Party Beneficiaries.  This Letter of Intent is solely for the benefit
     -------------------------
     of the parties hereto and is not intended to create any rights in any third parties other than permitted assignees.

9.   Counterparts.  This Letter of Intent may be executed in one or more
     ------------
     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

          If this Letter of Intent accurately reflects our understanding, please so indicate by signing and returning the enclosed copy.

                         Very truly yours,

                         PRANDIUM, INC.



                         By: /s/ R.T. Trebing, Jr.
                             ----------------------------------
                         Name:  R.T. Trebing, Jr.
                         Title: EVP/CFO



                         FRI-MRD CORPORATION



                         By: /s/ R.T. Trebing, Jr.
                             ---------------------------------
                         Name:  R.T. Trebing, Jr.
                         Title: President



ACCEPTED AND AGREED TO AS
OF THE DATE FIRST WRITTEN ABOVE

MACKAY SHIELDS FINANCIAL CORPORATION



By: /s/ Donald E. Morgan III
    ----------------------------------
Name:  Donald E. Morgan III
Title: Managing Director

                                   Exhibit A                        Confidential


 Proposed Terms and Conditions for Restructuring of FRI-MRD Corporation's $75MM
 ------------------------------------------------------------------------------
15% Senior Discount Notes dated 8/12/97 (the "15% Notes") and $24MM 14%  Senior
-------------------------------------------------------------------------------
Secured Discount Notes dated 6/9/98 (the "14% Secured Notes") in Connection with
--------------------------------------------------------------------------------
                             Prandium Restructuring
                             ----------------------


Borrower:                            FRI-MRD Corporation.

Facilities:                          The 15% Notes and the 14% Secured Notes (collectively, the
                                     "Facilities") will be amended and restated to include the terms and changes outlined herein.  Except as contemplated herein, the
                                     Facilities will remain unchanged. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreements.

Final Maturity:                      January 31, 2005.

Interest Rate:                       Interest rate is 12%; no cash interest payments required.

Collateral:                          The 14% Secured Notes will continue to be secured by the existing collateral (or by any segregated proceeds received by Borrower in accordance with this term sheet) until the Hamlet Prepayment, after which time any 14% Secured Notes remaining outstanding will be unsecured.

                                     The 15% Notes will continue to be unsecured.

Scheduled Amortization:              None.

Call Premium:                        None.

Prepayments:                         Prepayments of the Facilities will be allowed at any time under terms outlined under Prepayment Discount section below.

Prepayment Discount:                 All prepayments will reduce the remaining principal balance, and interest accrued thereon, of the Facilities as follows:

                                     From the Closing Date up to and including December 31, 2002, by
                                     133.33% of the actual prepayment amount;

                                     From January 1, 2003 up to and including December 31, 2003, by
                                     117.65% of the actual prepayment amount;

                                     From January 1, 2004 up to and including September 30, 2004, by
                                     111.11% of the actual prepayment amount; and

                                     From October 1, 2004 up to and including January 31, 2005, by
                                     100.00% of the actual prepayment amount.

                                   Exhibit A                        Confidential

Application of Payments       Principal payments and prepayments will be applied pro-rata between
Among Facilities:             the Facilities, except for prepayments from net proceeds from the sale of the stock or substantially all of the assets of The Hamlet
                              Group, Inc. ("Hamlet").  See the section entitled "Hamlet
                              Prepayment" below.

Hamlet Prepayment             Net proceeds from the sale of Hamlet will be applied as a
                              prepayment (the "Hamlet Prepayment"), upon the Closing Date, first to reduce principal under the 14% Secured Notes until paid in full;
                              any excess will be applied to the 15% Notes.  The holders of the
                              Facilities shall consent to a sale of Hamlet prior to the
                              confirmation of the Plan of Reorganization (as defined) provided such sale is consummated in accordance with the terms set forth in this term sheet and on terms otherwise reasonably acceptable to the holders of the Facilities and further provided that any proceeds therefrom received prior to the Closing are segregated by Borrower in accordance with the first paragraph of the section entitled
                              "Segregation of Cash" below.

Sale of Hamlet:               Borrower will market and sell the stock and/or assets of Hamlet in an orderly fashion (the "Hamlet Sale Procedure").  The following performance milestones will be put in place:

                                 1.  Execute an agreement for sale of stock and/or assets of
                                     Hamlet no later than October 31, 2001(or within such longer time period as MacKay Shields Financial Corporation ("MacKay
                                     Shields") may agree);

                                 2.  Consummate the sale no later than 90 days after the execution of such agreement (or within such longer time period as MacKay
                                     Shields may agree).

                              Sale of Hamlet may only be for all cash.

                              Failure to meet any milestone will result in a covenant breach.

                              The milestones may be waived in the sole discretion of the holders of a majority of the outstanding indebtedness under each of the
                              Facilities.

                              Proceeds from the sale of Hamlet will be applied as described in the Section entitled "Applications of Payments Among Facilities".

Sale of Anaheim Property:     Borrower will be allowed to sell the contiguous sites at 1751 S.
                              State College Blvd. and 1801 E. Katella Avenue in Anaheim, CA (the
                              "Anaheim Property") and retain 100% of the net proceeds up to $4.3 million and 25% of the net proceeds in excess of $4.3 million, subject to the Section entitled "Segregation of Cash". As soon as possible following any such sale, Borrower will use 75% of any net proceeds in excess of $4.3 million to prepay the Facilities in accordance with this term sheet (the "Anaheim Excess Proceeds").

                                   Exhibit A                        Confidential

Accrued Interest:         At the Closing Date, upon compliance with all the terms and conditions set forth in this Term Sheet (including the payment of the Cash Prepayment (as defined below) and the interest accrued thereon), interest calculated with respect to the Facilities prior to the Closing Date will be waived.

Cash Prepayment:          In addition to the Hamlet Prepayment and the payment of any Anaheim
                          Excess Proceeds, at the Closing Date, Borrower will pay to holders of the Facilities $30 million in cash to be applied as a prepayment
                          (the "Cash Prepayment") to principal outstanding under the
                          Facilities in accordance with this term sheet.

Segregation of Cash:      Upon receipt of any net proceeds from the sale of Hamlet, Borrower shall segregate such proceeds received in connection with such sale for the purpose of making the Hamlet Prepayment at the Closing and the 14% Secured Notes shall be collateralized by such segregated proceeds until the Hamlet Prepayment is made.

                          Within three business days of the mutual execution of the letter of intent, Borrower shall segregate $14 million in cash or cash equivalents (the "Initial Segregated Amount") for the purpose of making the Cash Prepayment at the Closing.  As of the date of this term sheet, Borrower has provided approximately $12 million in cash or cash equivalents to Foothill in order to cash collateralize letters of credit outstanding under the Foothill facility.
                          Borrower agrees  to segregate any cash or cash equivalents returned to Borrower by Foothill prior to the Closing (the "Foothill
                          Segregated Amount") for the purpose of making the Cash Prepayment at the Closing. In addition, Borrower agrees to segregate up to $4 million of the net proceeds (the "Anaheim Segregated Amount,"
                          together with the Initial Segregated Amount and the Foothill
                          Segregated Amounted, the "Segregated Amount"), received from the sale of the Anaheim Property no later than three business days after the closing of such transaction for the purpose of making the
                          Cash Prepayment at the Closing.  Borrower agrees that it shall not use such Segregated Amount for any purpose other than making the
                          Cash Prepayment.  Borrower agrees to pay to the holders of the
                          Facilities at the Closing Date an aggregate amount of interest in cash calculated at an annual rate of  4.5% on the $30 million Cash
                          Prepayment accruing from the date of filing the Chapter 11 case to the Closing Date.  Borrower shall not allow any person or persons, including the holders of the Facilities, other than Foothill but only to the extent provided under the current Foothill facility) to hold a security interest in the segregated Cash Prepayment.

Financial Covenants:      No change.

Additional Covenants:     The amended and restated Facilities dated as of the Closing Date will contain the following additional covenants:

                                   Exhibit A                        Confidential

                          From and after the Closing, Borrower and its subsidiaries will not incur Indebtedness other than Maximum Permitted Indebtedness.  For the purposes of this term sheet, "Maximum Permitted Indebtedness"
                          means, subject to the Capital Expenditures Limitations set forth below and to any other limitations agreed upon by MacKay Shields and Borrower: (i) Indebtedness evidenced by the Facilities; (ii)
                          Indebtedness under the senior secured credit facility to be entered into with Hilco Capital LP (as it may be amended, restated or replaced, the "Hilco Credit Facility") not to exceed $14 million at any one time; (iii) Indebtedness of Borrower and its subsidiaries outstanding as of April 1, 2001; (iv) Indebtedness relating to insurance premium financing or in respect of workers' compensation claims, in each case as incurred in the ordinary course of business; (v) Indebtedness relating to Borrower's and its
                          subsidiaries' controlled disbursement accounts or in respect of overdrafts of zero balance bank accounts, in each case as incurred in the ordinary course of business; (vi) Indebtedness in respect of
                          Capitalized Lease Obligations or purchase money financings
                          (including the purchase price of inventory) if such Indebtedness is secured only by the applicable asset; (vii) Indebtedness between
                          Borrower and a subsidiary or between Borrower's subsidiaries;
                          (viii) Indebtedness represented by surety and performance bonds and similar obligations, in each case as incurred in the ordinary course of business; (ix) Hedging Obligations of Borrower or its subsidiaries incurred in the ordinary course of business; and (x)
                          Indebtedness issued or incurred in connection with the renewal, expansion, refinancing or refunding of Indebtedness permitted by the preceding clauses (i) through (ix); provided that any expansion of such Indebtedness would otherwise satisfy the conditions of one of the other clauses (i) through (ix).

                          From and after the Closing, to the extent permitted by the Hilco
                          Credit Facility, Borrower will agree to prepay the Facilities on a pro rata basis with the net cash proceeds of any disposition of assets (subject to de minimis carve outs and other than proceeds received from the sale of Hamlet or the Anaheim Property) as follows:  (1) 50% of the first $3 million of proceeds; and (ii)
                          100% of the proceeds thereafter.

                          From and after the Closing, Borrower will not, and will not permit its subsidiaries to, make capital expenditures in excess of (each instance, a "Capital Expenditures Limitation"):  (i) $11 million for the period from January 1, 2002 up to and including December
                          31, 2002; (ii) $11 million for the period from January 1, 2003 up to and including December 31, 2003; and (iii) $15 million for the period from January 1, 2004 through the maturity date.  A carry forward allowance will be included to adjust for spending patterns of capital expenditures.

                          From and after the Closing, Borrower will not, and will not permit its subsidiaries to, make any Restricted Payments

                                   Exhibit A                        Confidential

                          except that Borrower and its subsidiaries may make Restricted Payments equal to the sum of (i) an amount not in excess of the Federal, state, local and foreign taxes and assessments payable by Prandium and its subsidiaries (determined on a consolidated basis) for such year, plus
                          (ii) the aggregate amount of all general corporate, operating and administrative expenses incurred by Prandium (including, without limitation, any such expenses incurred on behalf of its subsidiaries)
                          in the ordinary course of business consistent with past practice.

Waiver of Defaults:       All existing and prior defaults under the Facilities to be waived.

Legal Fees:               On or before the date of this term sheet, borrower will reimburse
                          MacKay Shields for reasonable legal costs incurred up to and including July 31, 2001.  At the Closing Date borrower to reimburse
                          MacKay-Shields for reasonable legal costs incurred after July 31,
                          2001 through the Closing Date.
Conditions to Closing:    1)   The Hilco Credit Facility must be entered into under terms substantially the same as described in the term sheet dated as of
                               August 10, 2001, but including:

                               .  Minimum facility availability of up to $14 million;

                               .  No requirement to cash collateralize L/Cs in excess of $1 million;

                               .  Maturity date no earlier than 1 year from Closing Date;

                               .  No minimum cash balance required as a condition to partial or full repayment of the Facilities;

                               .  Other financial covenants and terms reasonably acceptable to
                                  Borrower.

                          2)   Restructuring of the debt and equity of Prandium, Inc. on
                               terms reasonably satisfactory to Prandium, Inc. and MacKay Shields.

                          3)   Confirmation of a plan of reorganization (the "Plan of Reorganization")
                               under the Bankruptcy Code as a pre-negotiated or pre-packaged Chapter 11 that incorporates the terms outlined in this Term Sheet, including entering into the Hilco Credit Facility with terms described above and restructuring of the existing debt and equity of Prandium, Inc., on terms reasonably satisfactory to Prandium, Inc. and MacKay-Shields.

                          4)   MacKay-Shields must consent to the terms of the Hilco Credit
                               Facility and the sale of Hamlet.

Closing Date:             The effective date of the Chapter 11 bankruptcy plan described in
                          Conditions to Closing.

                                   Exhibit A                        Confidential

Governing Law             New York

Projected Dates:          Borrower will use its commercially reasonable efforts to file the
                          Plan of Reorganization under the Bankruptcy Code as a
                          pre-negotiated or pre-packaged Chapter 11 on or before 60 days from the date of the Letter of Intent and will use its commercially reasonable efforts to have such Plan of Reorganization confirmed under the Bankruptcy Code on or before February 28, 2002.